Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 25, 2017 - Univest Corporation of Pennsylvania (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended September 30, 2017 of $11.2 million, or $0.42 diluted earnings per share, compared to net income of $58 thousand, or $0.00 diluted earnings per share, for the three months ended September 30, 2016. Net income for the nine months ended September 30, 2017 was $33.8 million, or $1.27 diluted earnings per share, compared to net income of $12.6 million, or $0.57 diluted earnings per share, for the comparable period in the prior year. The financial results for the nine months ended September 30, 2017 included a tax-free bank owned life insurance ("BOLI") death benefit claim of $889 thousand recognized in the second quarter of 2017, which represents $0.03 diluted earnings per share. The financial results for the three and nine months ended September 30, 2016 included acquisition and integration costs related to the acquisition of Fox Chase Bancorp ("Fox Chase") of $9.2 million and $10.6 million, or $0.35 and $0.48 of diluted earnings per share net of tax, respectively. There were no acquisition and integration costs during the nine months ended September 30, 2017.

Loans
Gross loans and leases increased $201.3 million, or 8.2% (annualized), from December 31, 2016 and $296.8 million, or 9.3%, from September 30, 2016. Gross loans and leases decreased $23.0 million, or 2.6% (annualized), from June 30, 2017 primarily due to significant line of credit pay downs and payoffs during the quarter. Average loans and leases increased $65.9 million, or 7.8% (annualized), during the third quarter of 2017 from the second quarter of 2017. The growth in loans in 2017 was primarily in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits increased $170.5 million, or 20.4% (annualized), from June 30, 2017 primarily due to a seasonal increase in public funds deposits of $193.2 million. Total deposits increased $261.0 million, or 10.7% (annualized), from December 31, 2016 and $340.1 million, or 10.7%, from September 30, 2016 primarily due to an increase in commercial customer and public funds deposits.

Net Interest Income and Margin
Net interest income of $36.9 million for the third quarter of 2017 increased $1.6 million, or 4.5%, from the second quarter of 2017 and increased $4.0 million, or 12.2%, from the third quarter of 2016. Net interest income of $106.5 million for the nine months ended September 30, 2017 increased $26.4 million, or 33.0%, from the same period in the prior year. Net interest margin, on a tax-equivalent basis, was 3.80% for the third quarter of 2017, compared to 3.76% for the second quarter of 2017 and 3.68% for the third quarter of 2016. The favorable impact of purchase accounting accretion was 11 basis points ($1.1 million) for the quarter ended September 30, 2017 compared to 8 basis points ($742 thousand) for the quarter ended June 30, 2017 and 7 basis points ($645 thousand) for the quarter ended September 30, 2016. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.69% for the quarter ended September 30, 2017 compared to 3.68% for the quarter ended June 30, 2017 and 3.61% for the quarter ended September 30, 2016. The increase in net interest income of $1.6 million for the third quarter of 2017 as compared to the second quarter of 2017 was primarily due to the $65.9 million, or 7.8% (annualized), increase in average gross loans as increases in loan yields were offset by higher funding costs. The increase in the favorable impact of purchase accounting accretion during the third quarter of 2017 was primarily due to the Corporation’s ability to recognize incremental proceeds of $493 thousand, or 5 basis points to net interest margin, related to the payoff of a $4.8 million purchased credit impaired commercial real estate loan.

Noninterest Income
Noninterest income for the quarter ended September 30, 2017 was $14.1 million, consistent with the third quarter of 2016. Noninterest income for the nine months ended September 30, 2017 was $45.1 million, an increase of $3.1 million, or 7.4%, from the comparable period in the prior year. Service charges on deposits increased $529 thousand, or 15.6%, for the nine months ended September 30, 2017, mostly due to fees on deposit accounts acquired from Fox Chase. Investment advisory commission and fee income increased $550 thousand, or 18.9%, for the quarter and $1.6 million, or 19.4%, for the nine months ended September 30, 2017 primarily due to new customer relationships and favorable market performance during 2017. BOLI income increased $1.4 million for the nine months ended September 30, 2017, primarily due to proceeds from BOLI death benefits of $889 thousand recognized in the second quarter of 2017 and policies acquired from Fox Chase. Other income increased $294 thousand, or 15.3%, for the quarter and $1.1 million, or 19.1%, for the nine months ended September 30, 2017, mainly due to an increase in other service fee income of $158 thousand for the quarter and $628 thousand for the nine months ended September 30, 2017 and an increase in net gains on sales of other real estate owned of $280 thousand for the nine months ended September 30, 2017 compared to the prior year. These increases were partially offset by decreases in the net gain on sale of securities of $23 thousand for the quarter and $444 thousand for the nine months ended September 30, 2017. In addition, the net gain on mortgage banking decreased $1.1 million, or 54.7%, for the quarter and $1.4 million, or 27.9%, for the nine months ended September 30, 2017 primarily due to a decrease in mortgage refinance volume and a shortage of housing supply.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2017 was $32.7 million, a decrease of $14.4 million, or 30.5%, compared to the third quarter of 2016. Noninterest expense for the nine months ended September 30, 2017 was $97.3 million, a decrease of $6.3 million, or 6.1%, from the comparable period in the prior year. Acquisition and integration costs during 2016 related to the Fox Chase acquisition were $14.1 million for the quarter and $15.6 million for the nine months ended September 30, 2016. There were no acquisition or integration costs during the three or nine months ended September 30, 2017. In addition, intangible expense decreased $164 thousand for the quarter and $716 thousand for the nine months ended September 30, 2017 primarily as a result of the settlement of the Girard Partners Inc. acquisition earn-out in the fourth quarter of 2016 and the conclusion of the earn-out period for the Sterner Insurance Associates acquisition, which resulted in a reversal of a prior accrual of $303 thousand during the second quarter of 2017.

These decreases were partially offset by the following increases in non-interest expense for the nine months ended September 30, 2017. Salaries and benefit expense increased $4.9 million for the nine months ended September 30, 2017, primarily attributable to higher staffing levels resulting from the Fox Chase acquisition, additional staff hired to support revenue generation across all business lines and the expansion into Lancaster County. Premises and equipment expenses increased $1.7 million for the nine months ended September 30, 2017, primarily due to higher premises expense related to Fox Chase locations and expansion into Philadelphia, Lancaster County and the Lehigh Valley. Data processing expense increased $1.3 million for the nine months ended September 30, 2017 due to increased investments in customer relationship management software and outsourced data processing solutions as well as the addition of Fox Chase processing expense. Other expense increased $1.6 million for the nine months ended September 30, 2017 primarily due to inclusion of Fox Chase-related expenses and an increase of $963 thousand for the nine months ended September 30, 2017 primarily related to Bank shares tax as a result of a statutory rate increase in 2017 and the Corporation's growth following the Fox Chase acquisition.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $15.9 million at September 30, 2017, compared to $20.2 million at June 30, 2017 and $17.9 million at December 31, 2016. Nonperforming assets were $30.8 million at September 30, 2017, compared to $34.4 million at June 30, 2017 and $27.1 million at December 31, 2016. Net loan and lease charge-offs were $3.1 million during the third quarter of 2017 and $4.9 million for the nine months ended September 30, 2017. The provision for loan and lease losses was $2.7 million for the third quarter of 2017 and $7.9 million for the nine months ended September 30, 2017. During the third quarter of 2017, the Corporation charged-off $2.8 million related to $5.0 million of software leases under a vendor referral program. The provision for loan losses related to this program was $1.9 million during the quarter ended September 30, 2017 as the Corporation had an allowance for loan and lease loss reserve of $886 thousand related to this program at June 30, 2017. Total provision for loan and lease losses for this program was $2.8 million during the nine months ended September 30, 2017. Excluding this program, net loan and lease charge-offs were $292 thousand and the provision for loan and lease losses was $781 thousand for the quarter ended September 30, 2017.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.71% at September 30, 2017, compared to 0.73% at June 30, 2017 and 0.73% at December 31, 2016.

Tax Provision
The effective income tax rate was 28.3% for the quarter ended September 30, 2017 and was 27.1% for the nine months ended September 30, 2017. The effective income tax rate during the nine months ended September 30, 2017 was impacted by the previously discussed BOLI death benefit of $889 thousand and by the adoption of ASU 2016-9. Excluding these two items, the effective income tax rate was 29.1% for the nine months ended September 30, 2017, which reflects the impact of the Corporation's level of tax exempt income for the period relative to the overall level of taxable income.

Dividend
On August 28, 2017, Univest declared a quarterly cash dividend of $0.20 per share, payable on October 2, 2017. This represented a 2.50% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss third quarter 2017 results on Thursday, October 26, 2017 at 9:00 a.m. EDT. Participants may preregister at http://dpregister.com/10113034. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through November 26, 2017 by dialing 1-877-344-7529; using Conference ID: 10113034.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., has approximately $4.4 billion in assets and $3.5 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2017. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues that may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
September 30, 2017
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Assets	$4,417,363	$4,453,527	$4,273,931	$4,230,528	$4,140,444
Investment securities	443,822	469,307	464,639	468,518	484,213
Loans held for sale	2,228	2,259	1,110	5,890	3,844
Loans and leases held for investment, gross	3,487,164	3,510,170	3,341,916	3,285,886	3,190,361
Allowance for loan and lease losses	20,543	20,910	19,528	17,499	16,899
Loans and leases held for investment, net	3,466,621	3,489,260	3,322,388	3,268,387	3,173,462
Total deposits	3,518,590	3,348,080	3,365,951	3,257,567	3,178,509
Noninterest-bearing deposits	987,881	963,790	947,495	918,337	874,581
NOW, money market and savings	1,959,549	1,837,452	1,865,280	1,713,041	1,652,696
Time deposits	571,160	546,838	553,176	626,189	651,232
Borrowings	332,529	542,545	355,580	417,780	398,341
Shareholders' equity	528,798	521,306	511,880	505,209	509,249

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Assets	$4,416,332	$4,333,689	$4,230,428	$4,134,976	$4,147,468	$4,327,490	$3,281,469
Investment securities	459,862	468,601	470,300	473,890	503,790	466,216	383,275
Loans and leases, gross	3,467,235	3,401,325	3,306,877	3,208,171	3,164,273	3,392,400	2,529,339
Deposits	3,480,318	3,346,409	3,290,285	3,237,778	3,177,060	3,373,033	2,625,299
Shareholders' equity	527,032	517,697	509,055	507,832	506,464	517,994	413,348

Asset Quality Data (Period End)
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$15,949	$20,174	$19,856	$17,916	$15,050
Accruing loans and leases 90 days or more past due	1,595	572	919	987	1,128
Accruing troubled debt restructured loans and leases	11,468	11,470	2,818	3,252	3,286
Total nonperforming loans	29,012	32,216	23,593	22,155	19,464
Other real estate owned	1,763	2,202	3,712	4,969	6,041
Total nonperforming assets	30,775	34,418	27,305	27,124	25,505
Nonaccrual loans and leases / Loans and leases held for investment	0.46%	0.57%	0.59%	0.55%	0.47%
Nonperforming loans and leases / Loans and leases held for investment	0.83%	0.92%	0.71%	0.67%	0.61%
Nonperforming assets / Total assets	0.70%	0.77%	0.64%	0.64%	0.62%

Allowance for loan and lease losses	20,543	20,910	19,528	17,499	16,899
Allowance for loan and lease losses / Loans and leases held for investment	0.59%	0.60%	0.58%	0.53%	0.53%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.71%	0.73%	0.74%	0.73%	0.77%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	128.80%	103.65%	98.35%	97.67%	112.29%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	70.81%	64.91%	82.77%	78.98%	86.82%
Acquired credit impaired loans	$1,622	$6,485	$6,616	$7,352	$14,575

	For the three months ended,					For the nine months ended,
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net loan and lease charge-offs	$3,056	$1,384	$416	$1,650	$1,669	$4,856	$3,300
Net loan and lease charge-offs (annualized)/Average loans and leases	0.35%	0.16%	0.05%	0.20%	0.21%	0.19%	0.17%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
September 30, 2017
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Interest income	$42,172	$40,030	$38,396	$38,056	$36,705	$120,598	$88,551
Interest expense	5,285	4,730	4,113	3,884	3,836	14,128	8,498
Net interest income	36,887	35,300	34,283	34,172	32,869	106,470	80,053
Provision for loan and lease losses	2,689	2,766	2,445	2,250	1,415	7,900	2,571
Net interest income after provision	34,198	32,534	31,838	31,922	31,454	98,570	77,482
Noninterest income:
Trust fee income	1,924	2,016	1,907	1,921	1,958	5,847	5,820
Service charges on deposit accounts	1,371	1,313	1,243	1,293	1,344	3,927	3,398
Investment advisory commission and fee income	3,455	3,333	3,181	3,072	2,905	9,969	8,352
Insurance commission and fee income	3,492	3,628	4,410	3,275	3,267	11,530	11,328
Bank owned life insurance income	742	1,622	783	1,215	711	3,147	1,716
Net gain on sales of investment securities	7	21	15	31	30	43	487
Net gain on mortgage banking activities	908	1,537	1,113	1,092	2,006	3,558	4,935
Other income	2,210	2,539	2,318	2,095	1,916	7,067	5,933
Total noninterest income	14,109	16,009	14,970	13,994	14,137	45,088	41,969
Noninterest expense:
Salaries and benefits	16,909	16,353	16,657	16,546	16,710	49,919	44,972
Commissions	2,244	2,374	2,050	2,618	2,485	6,668	6,743
Premises and equipment	3,542	3,715	3,658	3,929	3,476	10,915	9,198
Data processing	2,118	2,081	2,058	2,001	2,169	6,257	4,980
Professional fees	1,447	1,248	1,239	1,258	1,322	3,934	3,289
Marketing and advertising	271	475	379	619	345	1,125	1,396
Deposit insurance premiums	409	451	402	521	327	1,262	1,192
Intangible expense	690	446	759	2,917	854	1,895	2,611
Acquisition-related costs	—	—	—	101	8,784	—	10,156
Integration costs	—	—	—	269	5,365	—	5,398
Restructuring charges (recoveries)	—	—	—	1,816	(85)	—	(85)
Other expense	5,065	5,405	4,828	5,835	5,314	15,298	13,701
Total noninterest expense	32,695	32,548	32,030	38,430	47,066	97,273	103,551
Income (loss) before taxes	15,612	15,995	14,778	7,486	(1,475)	46,385	15,900
Income tax expense (benefit)	4,416	4,217	3,922	568	(1,533)	12,555	3,313
Net income	$11,196	$11,778	$10,856	$6,918	$58	$33,830	$12,587
Per common share data:
Book value per share	$19.83	$19.55	$19.21	$19.00	$19.17	$19.83	$19.17
Net income per share:
Basic	$0.42	$0.44	$0.41	$0.26	$—	$1.27	$0.58
Diluted	$0.42	$0.44	$0.41	$0.26	$—	$1.27	$0.57
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	26,666,460	26,661,784	26,630,698	26,577,948	26,554,626	26,653,111	21,929,403
Period end shares outstanding	26,671,336	26,667,991	26,645,520	26,589,353	26,558,412	26,671,336	26,558,412

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
September 30, 2017

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Return on average assets	1.01%	1.09%	1.04%	0.67%	0.01%	1.05%	0.51%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges (1), (2)	1.01%	1.09%	1.04%	0.78%	0.88%	1.05%	0.94%
Return on average shareholders' equity	8.43%	9.13%	8.65%	5.42%	0.05%	8.73%	4.07%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges (1), (2)	8.43%	9.13%	8.65%	6.37%	7.24%	8.73%	7.47%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges (1), (2), (5)	12.83%	14.06%	13.48%	9.95%	11.32%	13.45%	11.31%
Net interest margin (FTE)	3.80%	3.76%	3.80%	3.81%	3.68%	3.78%	3.82%
Efficiency ratio (3)	61.94%	60.74%	62.70%	76.48%	96.45%	61.78%	81.54%
Efficiency ratio, excluding integration and acquisition-related costs and restructuring charges (1), (3), (4)	61.94%	60.74%	62.70%	72.13%	67.63%	61.78%	69.36%

Capitalization Ratios
Dividends declared to net income	47.62%	45.25%	49.02%	76.76%	N/M	47.25%	104.27%
Shareholders' equity to assets (Period End)	11.97%	11.71%	11.98%	11.94%	12.30%	11.97%	12.30%
Tangible common equity to tangible assets (5)	8.22%	7.96%	8.06%	7.97%	8.24%	8.22%	8.24%
Tangible book value per share (5)	$13.06	$12.75	$12.38	$12.13	$12.28	$13.06	$12.28
Tangible book value per share - Core (5), (6)	$13.14	$12.87	$12.56	$12.32	$12.21	$13.14	$12.21

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	8.74%	8.74%	8.75%	8.84%	8.80%	8.74%	8.80%
Common equity tier 1 risk-based capital ratio	9.50%	9.21%	9.41%	9.42%	9.58%	9.50%	9.58%
Tier 1 risk-based capital ratio	9.50%	9.21%	9.41%	9.42%	9.58%	9.50%	9.58%
Total risk-based capital ratio	12.46%	12.15%	12.44%	12.44%	12.64%	12.46%	12.64%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Integration and acquisition-related costs and restructuring charges	$—	$—	$—	$2,186	$14,064	$—	$15,469
Tax effect on integration and acquisition-related cost and restructuring charges	—	—	—	969	4,910	—	4,934
(b) Integration and acquisition-related costs and restructuring charges, net of tax	$—	$—	$—	$1,217	$9,154	$—	$10,535

(2) Net income in this ratio excludes integration and acquisition-related costs and restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes integration and acquisition-related costs and restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes servicing rights which were $6,556 at September 30, 2017, $6,548 at June 30, 2017, $6,502 at March 31, 2017, $6,485 at December 31, 2016 and $6,167 at September 30, 2016.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($2,364 at September 30, 2017, ($3,028) at June 30, 2017, ($4,726) at March 31, 2017, ($4,989) at December 31, 2016 and $1,789 at September 30, 2016), divided by total shares outstanding.

N/M Not Meaningful

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended
Tax Equivalent Basis	September 30, 2017			June 30, 2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$43,941	$133	1.20%	$17,951	$39	0.87%
U.S. government obligations	31,126	110	1.40	33,453	113	1.35
Obligations of state and political subdivisions	81,114	846	4.14	83,356	886	4.26
Other debt and equity securities	347,622	1,745	1.99	351,792	1,720	1.96
Federal funds sold and other earning assets	28,063	375	5.30	29,860	396	5.32
Total interest-earning deposits, investments, federal funds sold and other earning assets	531,866	3,209	2.39	516,412	3,154	2.45
Commercial, financial, and agricultural loans	762,418	8,656	4.50	761,544	8,172	4.30
Real estate—commercial and construction loans	1,549,799	17,999	4.61	1,501,258	16,629	4.44
Real estate—residential loans	770,839	8,751	4.50	750,149	8,479	4.53
Loans to individuals	27,509	416	6.00	27,850	406	5.85
Municipal loans and leases	281,509	3,208	4.52	283,129	3,185	4.51
Lease financings	75,161	1,331	7.03	77,395	1,416	7.34
Gross loans and leases	3,467,235	40,361	4.62	3,401,325	38,287	4.51
Total interest-earning assets	3,999,101	43,570	4.32	3,917,737	41,441	4.24
Cash and due from banks	46,969			43,804
Reserve for loan and lease losses	(21,425)			(20,474)
Premises and equipment, net	65,025			65,690
Other assets	326,662			326,932
Total assets	$4,416,332			$4,333,689
Liabilities:
Interest-bearing checking deposits	$438,956	$132	0.12	$445,830	$118	0.11
Money market savings	587,590	919	0.62	560,350	694	0.50
Regular savings	904,528	646	0.28	835,495	446	0.21
Time deposits	557,757	1,371	0.98	547,115	1,203	0.88
Total time and interest-bearing deposits	2,488,831	3,068	0.49	2,388,790	2,461	0.41
Short-term borrowings	72,719	169	0.92	139,146	325	0.94
Long-term debt	207,057	794	1.52	200,207	683	1.37
Subordinated notes	94,238	1,254	5.28	94,176	1,261	5.37
Total borrowings	374,014	2,217	2.35	433,529	2,269	2.10
Total interest-bearing liabilities	2,862,845	5,285	0.73	2,822,319	4,730	0.67
Noninterest-bearing deposits	991,487			957,619
Accrued expenses and other liabilities	34,968			36,054
Total liabilities	3,889,300			3,815,992
Shareholders' Equity:
Common stock	144,559			144,559
Additional paid-in capital	231,575			230,683
Retained earnings and other equity	150,898			142,455
Total shareholders' equity	527,032			517,697
Total liabilities and shareholders' equity	$4,416,332			$4,333,689
Net interest income		$38,285			$36,711
Net interest spread			3.59			3.57
Effect of net interest-free funding sources			0.21			0.19
Net interest margin			3.80%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	139.69%			138.81%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2017 and June 30, 2017 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2017			2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$43,941	$133	1.20%	$16,248	$14	0.34%
U.S. government obligations	31,126	110	1.40	43,622	125	1.14
Obligations of state and political subdivisions	81,114	846	4.14	96,581	1,030	4.24
Other debt and equity securities	347,622	1,745	1.99	363,587	1,358	1.49
Federal funds sold and other earning assets	28,063	375	5.30	18,987	321	6.73
Total interest-earning deposits, investments, federal funds sold and other earning assets	531,866	3,209	2.39	539,025	2,848	2.10
Commercial, financial, and agricultural loans	762,418	8,656	4.50	674,569	6,571	3.88
Real estate—commercial and construction loans	1,549,799	17,999	4.61	1,382,947	15,816	4.55
Real estate—residential loans	770,839	8,751	4.50	710,814	7,887	4.41
Loans to individuals	27,509	416	6.00	31,416	415	5.26
Municipal loans and leases	281,509	3,208	4.52	288,391	3,030	4.18
Lease financings	75,161	1,331	7.03	76,136	1,547	8.08
Gross loans and leases	3,467,235	40,361	4.62	3,164,273	35,266	4.43
Total interest-earning assets	3,999,101	43,570	4.32	3,703,298	38,114	4.09
Cash and due from banks	46,969			40,835
Reserve for loan and lease losses	(21,425)			(17,110)
Premises and equipment, net	65,025			61,361
Other assets	326,662			359,084
Total assets	$4,416,332			$4,147,468
Liabilities:
Interest-bearing checking deposits	$438,956	$132	0.12	$389,079	$114	0.12
Money market savings	587,590	919	0.62	483,579	428	0.35
Regular savings	904,528	646	0.28	793,644	352	0.18
Time deposits	557,757	1,371	0.98	606,561	1,187	0.78
Total time and interest-bearing deposits	2,488,831	3,068	0.49	2,272,863	2,081	0.36
Short-term borrowings	72,719	169	0.92	229,282	276	0.48
Long-term debt	207,057	794	1.52	93,188	218	0.93
Subordinated notes	94,238	1,254	5.28	94,035	1,261	5.33
Total borrowings	374,014	2,217	2.35	416,505	1,755	1.68
Total interest-bearing liabilities	2,862,845	5,285	0.73	2,689,368	3,836	0.57
Noninterest-bearing deposits	991,487			904,197
Accrued expenses and other liabilities	34,968			47,439
Total liabilities	3,889,300			3,641,004
Shareholders' Equity:
Common stock	144,559			144,559
Additional paid-in capital	231,575			229,319
Retained earnings and other equity	150,898			132,586
Total shareholders' equity	527,032			506,464
Total liabilities and shareholders' equity	$4,416,332			$4,147,468
Net interest income		$38,285			$34,278
Net interest spread			3.59			3.52
Effect of net interest-free funding sources			0.21			0.16
Net interest margin			3.80%			3.68%
Ratio of average interest-earning assets to average interest-bearing liabilities	139.69%			137.70%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2017 and 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2017			2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$23,624	$188	1.06%	$14,514	$51	0.47%
U.S. government obligations	32,862	329	1.34	61,231	551	1.20
Obligations of state and political subdivisions	83,424	2,654	4.25	99,617	3,251	4.36
Other debt and equity securities	349,930	5,047	1.93	222,427	3,394	2.04
Federal funds sold and other earning assets	27,952	1,129	5.40	14,956	573	5.12
Total interest-earning deposits, investments, federal funds sold and other earning assets	517,792	9,347	2.41	412,745	7,820	2.53
Commercial, financial, and agricultural loans	748,489	24,669	4.41	508,195	14,717	3.87
Real estate—commercial and construction loans	1,504,024	50,368	4.48	1,057,379	35,841	4.53
Real estate—residential loans	753,186	25,466	4.52	603,900	20,004	4.42
Loans to individuals	28,304	1,222	5.77	30,402	1,222	5.37
Municipal loans and leases	281,347	9,513	4.52	253,925	8,378	4.41
Lease financings	77,050	4,230	7.34	75,538	4,613	8.16
Gross loans and leases	3,392,400	115,468	4.55	2,529,339	84,775	4.48
Total interest-earning assets	3,910,192	124,815	4.27	2,942,084	92,595	4.20
Cash and due from banks	44,257			35,070
Reserve for loan and lease losses	(20,045)			(17,223)
Premises and equipment, net	65,076			49,451
Other assets	328,010			272,087
Total assets	$4,327,490			$3,281,469
Liabilities:
Interest-bearing checking deposits	$437,099	$355	0.11	$380,780	$273	0.10
Money market savings	560,071	2,177	0.52	394,532	1,090	0.37
Regular savings	849,629	1,441	0.23	688,630	725	0.14
Time deposits	565,437	3,747	0.89	467,192	2,984	0.85
Total time and interest-bearing deposits	2,412,236	7,720	0.43	1,931,134	5,072	0.35
Short-term borrowings	120,390	756	0.84	103,974	599	0.77
Long-term debt	185,315	1,876	1.35	31,290	218	0.93
Subordinated notes	94,177	3,776	5.36	64,395	2,609	5.41
Total borrowings	399,882	6,408	2.14	199,659	3,426	2.29
Total interest-bearing liabilities	2,812,118	14,128	0.67	2,130,793	8,498	0.53
Noninterest-bearing deposits	960,797			694,165
Accrued expenses and other liabilities	36,581			43,163
Total liabilities	3,809,496			2,868,121
Shareholders' Equity:
Common stock	144,559			121,784
Additional paid-in capital	230,793			157,334
Retained earnings and other equity	142,642			134,230
Total shareholders' equity	517,994			413,348
Total liabilities and shareholders' equity	$4,327,490			$3,281,469
Net interest income		$110,687			$84,097
Net interest spread			3.60			3.67
Effect of net interest-free funding sources			0.18			0.15
Net interest margin			3.78%			3.82%
Ratio of average interest-earning assets to average interest-bearing liabilities	139.05%			138.07%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2017 and 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.